UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2020

J. Alexander’s Holdings, Inc.

(Exact name of registrant as specified in its charter)

Tennessee	001-37473	47-1608715
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3401 West End Avenue, Suite 260, P.O. Box 24300, Nashville, TN 37202
(Address of Principal Executive Offices) (Zip Code)

(615) 269-1900

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $0.001 per share	JAX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01.	Entry into a Material Definitive Agreement.

On April 20, 2020, J. Alexander’s Holdings, Inc. (the “Company”) entered into a Cooperation Agreement (the “Agreement”) with Ancora Advisors, LLC, Ancora Merlin Institutional LP, Ancora Merlin, LP, Ancora Catalyst Institutional LP, Ancora Catalyst LP, Ancora/Thelen Small-Mid Cap Mutual Fund and Frederick DiSanto (collectively, the “Ancora Parties”).

Pursuant to the Agreement, the Board of Directors of the Company (the “Board”) agreed to appoint Carl J. Grassi as a Class II director of the Company with a term expiring at the 2020 annual meeting of shareholders (the “2020 Annual Meeting”). Additionally, except in the event the Ancora Parties cease to collectively beneficially own in the aggregate at least 3% of the Company’s then outstanding common stock, the Board has agreed to nominate Mr. Grassi for election as a Class II director of the Company at the 2020 Annual Meeting. In the event Mr. Grassi (or any replacement director appointed in accordance with the provisions of the Agreement) is unable (due to death or disability) to serve, resigns or is removed as a director during the term of the Agreement, the Ancora Parties have the ability to recommend a replacement director who meets the conditions set forth in the Agreement, so long as the Ancora Parties collectively beneficially own in the aggregate at least 3% of the Company’s then outstanding common stock.

Unless earlier terminated by mutual written agreement of the Company and the Ancora Parties, the Agreement terminates on the earlier of (i) the date that is 60 days prior to the date of the Company’s 2021 annual meeting of shareholders (the “2021 Annual Meeting”), and (ii) the day immediately following any public announcement by the Company that it has abandoned its previously announced strategic review process. In the event the Agreement expires on any date that is later than the tenth calendar day prior to the deadline for shareholder nominations of director candidates for the 2021 Annual Meeting, the Company has agreed to extend such nomination deadline for an additional ten calendar days following the expiration of the Agreement.

During the term of the Agreement, the Ancora Parties have agreed to vote all of their shares of the Company’s common stock in favor of recommendations of the Board with respect to (i) the election, removal and/or replacement of directors (a “Director Proposal”), (ii) the ratification of the appointment of the Company’s independent registered public accounting firm and (iii) any other proposal submitted to the Company’s shareholders at a meeting of the Company’s shareholders, in each case as such recommendation of the Board is set forth in the applicable definitive proxy statement filed in respect thereof; provided, however, that in the event both Institutional Shareholder Services Inc. (“ISS”) and Glass Lewis & Co., LLC (“Glass Lewis”) make a recommendation that differs from the recommendation of the Board with respect to any proposal submitted to the shareholders at any meeting of the Company’s shareholders (other than Director Proposals), the Ancora Parties are permitted to vote in accordance with the ISS and Glass Lewis recommendation; provided, further, that in the event Mr. Grassi (or any replacement director appointed in accordance with the provisions of the Agreement) has voted against any publicly announced proposal relating to a merger, acquisition, disposition of all or substantially all of the assets of the Company and its subsidiaries or other business combination involving the Company, in each case, that requires a vote of the Company’s shareholders, the Ancora Parties are entitled to vote in their sole discretion with respect to such proposal.

In addition, during the term of the Agreement, the Ancora Parties have agreed, subject to certain exceptions, to comply with certain customary standstill provisions, including, without limitation, the Ancora Parties’ ownership of the Company’s common stock being subject to a 9.9% cap.

The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective April 20, 2020, the Board approved an increase in the size of the Board to seven directors and Carl J. Grassi was appointed as a member of the Board to fill the vacancy created by such increase. Mr. Grassi will serve as a Class II director with a term expiring at the 2020 Annual Meeting.

Mr. Grassi, age 60, is a Member at business advisory and advocacy law firm McDonald Hopkins, LLC (“McDonald Hopkins”) and serves on its Board of Directors. Mr. Grassi was firm chairman from 2016 to 2019 at McDonald Hopkins after serving as firm president for nine years. Mr. Grassi is corporate counsel to a number of middle-market and growth companies. He has extensive experience assisting clients with corporate law and tax law matters. Mr. Grassi earned a J.D. from Cleveland-Marshall College of Law in 1984. He received a B.S.B.A. from John Carroll University in 1981. Mr. Grassi is a member of the Advisory Board of Ancora Holdings Inc.

Mr. Grassi will serve on the Compensation Committee of the Board. There are no family relationships between Mr. Grassi and any previous or current officers or directors of the Company and Mr. Grassi has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Further, except for the Agreement described in Item 1.01 above, there is no arrangement or understanding between Mr. Grassi and any other persons or entities pursuant to which Mr. Grassi was appointed as a director of the Company. Mr. Grassi will participate in the Company’s standard compensation program for non-employee directors, as described in Amendment No. 1 to the Company’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on April 17, 2020.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 5.02 by reference.

Item 7.01.	Regulation FD Disclosure.

On April 20, 2020, the Company issued a press release announcing the execution of the Agreement and the appointment of Mr. Grassi to the Board. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished pursuant to this Item 7.01 and Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 10.1	Cooperation Agreement, dated April 20, 2020, by and between the Company, Ancora Advisors, LLC, Ancora Merlin Institutional LP, Ancora Merlin LP, Ancora Catalyst Institutional LP, Ancora Catalyst LP, Ancora/Thelen Small-Mid Cap Mutual Fund and Frederick DiSanto.

Exhibit 99.1	Press Release issued by J. Alexander’s Holdings, Inc., dated April 20, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

J. Alexander’s Holdings, Inc.

Date: April 20, 2020	By:	/s/ Jessica L. Hagler
Jessica L. Hagler
Vice President, Chief Financial Officer, Treasurer and Secretary

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